Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4A of Ranger Bermuda Topco Ltd of our report dated March 10, 2025, with respect to our audits of Kestrel Group, LLC's (the Company) consolidated financial statements as of and for the years ended December 31, 2024 and 2023, which is contained in such Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

March 24, 2025